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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 15, 2006

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01     Other Events

               On March 15, 2006, DuPont issued a press release regarding the launch of a global plan to reduce costs, improve productivity and better serve its customers in its performance coatings businesses, steps which will improve profitability and competitiveness.

               Under the plan, DuPont will tailor marketing strategies to key customers and segments, leverage technology globally and consolidate manufacturing and technical assets. The company plans to close and consolidate laboratory and manufacturing sites resulting in the reduction of approximately 1,500 positions, most of them in Europe. This is in addition to a February announcement that approximately 200 positions would be eliminated in association with the closing of the company's Troy, Mich., laboratory and its consolidation into its Mt. Clemens, Mich., facility.

               The plan also includes actions to open new sites and establish new joint ventures in growing market areas, strengthening technology resources and intensifying focus on growth businesses. Among growth initiatives taken by DuPont recently are a new automotive finishes laboratory opened in late 2005 at Aichi, Japan, and new manufacturing facilities in China. Last month, the company formed a joint venture with Russian finishes supplier Russkie-Kraski to provide OEM coatings for the automobile and commercial vehicle industries in Russia and the former Soviet republics. The company also assumed full ownership of a former joint venture in Mexico, acquired its distributor in Poland and opened a new industrial coatings facility in Brazil.

               The announcement identifies four manufacturing and laboratory facilities the company plans to close in Europe: the Rubi and Polinya sites in Spain, the Breda site in The Netherlands, and the Hellac Laboratory in Germany. It includes the reduction of sales and marketing, technical, manufacturing and administrative positions. As many affected employees as possible will be redeployed to other DuPont businesses and functions. In cases where redeployment is not successful, employees will receive assistance from DuPont in accordance with local country practices.

               DuPont expects to implement the plan within the next 18 months and estimates it will reduce annual costs by approximately $165 million. This plan will result in one-time pre-tax restructuring charges of up to $165 million as well as additional costs of up to $55 million over the next 12 months from accelerated depreciation and other costs associated with implementation of the plan. The amount of the restructuring charge to be reflected in the first quarter will be confirmed at the time of the company's earnings release on April 25, 2006.

               The plans announced today are part of the capital deployment initiatives the company announced in October of 2005, targeted to deliver an acceptable return on assets across a business cycle.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

March 15, 2006

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